CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated June 10, 1999 included in the Franklin Electronic Publishers, Inc. Form 10-K for the year ended March 30, 1999 and to all references to our Firm included in this Form S-8 registration statement.

                                         RADIN, GLASS & CO., LLP

December 10, 1999


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